Exhibit (h)(f)(11)

Amendment and Novation

Reference is made to the Service Agreement (“Agreement”) among Pacific Select Fund (“PSF”), Pacific Life Fund Advisors LLC (“Adviser”), Pacific Life Insurance Company (“Administrator”), and State Street Bank and Trust Company (“State Street”), made effective the 1st day of January, 2008, as amended to date.

WHEREAS, PSF is currently organized as a Massachusetts business trust;

WHEREAS, PSF will reorganize (“Reorganization”) as a Delaware statutory trust effective on or about June 30, 2016 pursuant to an Agreement and Plan of Reorganization for a Change of Domicile (“Plan”), subject to shareholder approval and satisfaction of all other necessary conditions precedent, as specified in the Plan;

WHEREAS, upon the effective date of the Reorganization all of the assets and liabilities of each PSF series (each an “Acquired Fund”) will be transferred to its corresponding series of a newly organized Delaware statutory trust identified on Schedule A hereto (each an “Acquiring Fund”), also named Pacific Select Fund, which will succeed to all of the rights, duties and obligations of its PSF predecessor Massachusetts business trust; and

WHEREAS, the parties to the Agreement wish to continue the Agreement, following the Reorganization, in its current form except as amended below, and substituting Pacific Select Fund (the Delaware statutory trust) for PSF (the Massachusetts business trust);

NOW, THEREFORE, in consideration of the mutual agreements and premises contained herein, and intending to be legally bound hereby, the parties hereto agree as follows, effective as of closing of the Reorganization on or about June 30, 2016:

1.

Any and all references in the Agreement to PSF as a “Massachusetts business trust,” including any organizational documents on file in the Commonwealth of Massachusetts, are hereby deleted and replaced to reflect that Pacific Select Fund is a “Delaware statutory trust” with organization documents on file in the state of Delaware.

2.	PSF assigns all of its rights, duties, liabilities and obligations under the Agreement to Pacific Select Fund, a Delaware Statutory Trust.

3.	Pacific Select Fund, a Delaware statutory trust, assumes all rights, duties, liabilities and obligations of PSF under the Agreement.

4.	State Street agrees to the above assignments and assumptions.

5.	All other terms and conditions set forth in the Agreement are hereby confirmed and remain in full force and effect.

IN WITNESS WHEREOF, each of the parties listed below have caused this Amendment and Novation to be executed by their respective officers.

Acknowledged And Agreed To By:

Pacific Select Fund, a Massachusetts business trust

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
Title: Senior Vice President		Title: VP & Assistant Secretary

Pacific Select Fund, a Delaware statutory trust

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
Title: Senior Vice President		Title: VP & Assistant Secretary

Pacific Life Fund Advisors LLC

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
Title: SVP, Fund Advisor Operations		Title: VP & Assistant Secretary

Pacific Life Insurance Company

By:	/s/ Howard T. Hirakawa	By:	/s/ Jane M. Guon
Name: Howard T. Hirakawa		Name: Jane M. Guon
Title: SVP, Fund Advisor Operations		Title: Secretary

State Street Bank and Trust Company

By:	/s/ Andrew Erickson
Name: Andrew Erickson
Title: Executive Vice President

State Street: General

Schedule A – Services Agreement

List of Portfolios

As of June 30, 2016

(Between Pacific Life Fund Advisors LLC, Pacific Life Insurance Company, Pacific

Select Fund and State Street Bank and Trust Company)

U.S. Fixed Income Portfolios:

Core Income

Diversified Bond

Floating Rate Loan

Floating Rate Income

High Yield Bond

Inflation Managed

Inflation Strategy

Managed Bond

Short Duration Bond

Non-U.S. Fixed Income Portfolio:

Emerging Markets Debt

U.S. Equity Portfolios:

Comstock

Dividend Growth

Equity Index

Focused Growth

Growth

Large-Cap Growth

Large-Cap Value

Long/Short Large-Cap

Main Street® Core

Mid-Cap Equity

Mid-Cap Growth

Mid-Cap Value

Small-Cap Equity

Small-Cap Growth

Small-Cap Index

Small-Cap Value

Value Advantage

Non-U.S. Equity Portfolios:

Emerging Markets

International Large-Cap

International Small-Cap

International Value

Sector Portfolios:

Health Sciences

Real Estate

Technology

State Street: General

Alternative Strategies Portfolios:

Absolute Return

Currency Strategies

Equity Long/Short

Global Absolute Return

Asset Allocation/Balanced Portfolios:

PSF DFA Balanced Allocation

Pacific Dynamix— Conservative Growth

Pacific Dynamix— Moderate Growth

Pacific Dynamix— Growth

Portfolio Optimization Conservative

Portfolio Optimization Moderate-Conservative

Portfolio Optimization Moderate

Portfolio Optimization Growth

Portfolio Optimization Aggressive-Growth

Pacific Dynamix Underlying Portfolios:

PD 1-3 Year Corporate Bond

PD Aggregate Bond Index

PD High Yield Bond Market

PD Large-Cap Growth Index

PD Large-Cap Value Index

PD Small-Cap Growth Index

PD Small-Cap Value Index

PD International Large-Cap

PD Emerging Markets

State Street: General